Exhibit 99.1

AST SpaceMobile Announces Pricing of Private Offering of $1.0 Billion of Convertible Senior Notes Due 2036

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the pricing of $1.0 billion aggregate principal amount of convertible senior notes due 2036 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering has been increased from the previously announced $850.0 million principal amount of Notes. The sale of the Notes to the initial purchasers is expected to settle on October 24, 2025, subject to customary closing conditions.

The Notes have an initial conversion price of approximately $96.30 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 22.5% to the last reported sale price of AST SpaceMobile’s Class A common stock on October 21, 2025.

Option to Purchase Additional Notes:

AST SpaceMobile also granted the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $150.0 million aggregate principal amount of Notes.

Use of Proceeds:

AST SpaceMobile estimates that the net proceeds from the Notes Offering will be approximately $981.9 million (or approximately $1,129.2 million if the initial purchasers’ option to purchase additional Notes is exercised in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by AST SpaceMobile. AST SpaceMobile intends to use the net proceeds from the Notes Offering for general corporate purposes, including without limitation funding the deployment of AST SpaceMobile’s worldwide constellation of satellites in anticipation of adding incremental strategic markets for AST SpaceMobile’s SpaceMobile Service.

Additional Details of the Notes:

The Notes will be senior, unsecured obligations of AST SpaceMobile. The Notes will accrue interest at an annual rate of 2.00%, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026. The Notes will mature on January 15, 2036, unless earlier converted, redeemed or repurchased.

Prior to the close of business on the business day immediately preceding October 15, 2035, noteholders will have the right to convert their Notes only upon the satisfaction of specified conditions and during certain periods. On or after October 15, 2035 and until the close of business on the second scheduled trading day immediately preceding January 15, 2036, noteholders may convert their Notes at any time regardless of these conditions. The initial conversion rate will be 10.3845 shares of AST SpaceMobile’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $96.30 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 22.5% over the last reported sale price of $78.61 per share of AST SpaceMobile’s Class A common stock on the Nasdaq Global Select Market on October 21, 2025), subject to adjustment in certain circumstances. AST SpaceMobile will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election.

The Notes will not be redeemable at AST SpaceMobile’s option prior to January 22, 2029. AST SpaceMobile may, at its option, redeem all or any portion of the Notes for cash on or after January 22, 2029, but only if the last reported sale price per share of AST SpaceMobile’s Class A common stock equals or exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Noteholders will have the right, subject to certain conditions and exceptions described in the indenture governing the Notes (the “indenture”), to require AST SpaceMobile to repurchase for cash all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, following certain corporate events that occur prior to January 15, 2036 or if AST SpaceMobile delivers a notice of redemption, AST SpaceMobile will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its Notes in connection with such corporate events or convert its Notes in connection with such notice of redemption, as the case may be.

The Notes are only being offered and will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the Notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Registered Direct Offering/Existing Convertible Notes Repurchases:

In a separate press release, AST SpaceMobile also announced today the pricing of its previously announced registered direct offering of approximately 2.0 million shares of its Class A common stock, at a price of $78.61 per share. The issuance and sale of the shares of AST SpaceMobile’s Class A common stock are scheduled to settle on October 29, 2025, subject to customary closing conditions.

AST SpaceMobile intends to use the net proceeds from the registered direct offering, together with cash on hand, to repurchase $50.0 million aggregate principal amount of its existing 4.25% convertible senior notes due 2032 (the “Existing Notes”) in the existing convertible notes repurchases described below.

Concurrently with the pricing of the Notes Offering, AST SpaceMobile entered into separate, privately negotiated transactions with a limited number of holders of its Existing Notes to repurchase $50.0 million principal amount of the Existing Notes for cash (the “existing convertible notes repurchases”). The existing convertible notes repurchases will be subject to closing conditions that may not be consummated. In addition, following completion of the Notes Offering, AST SpaceMobile may repurchase additional existing notes.

In connection with the existing convertible notes repurchases, certain holders of the Existing Notes that participate in such repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to the Existing Notes or to hedge or unwind their exposure in connection with such repurchases. The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock and the trading price of the Notes and Existing Notes. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Notes, the Existing Notes or AST SpaceMobile’s Class A common stock.

The completion of the Notes Offering is not contingent on the completion of the registered direct offering and the existing convertible notes repurchases and the completion of the registered direct offering and the existing convertible notes repurchases is not contingent on the completion of the Notes Offering. The registered direct offering and the existing convertible notes repurchases are cross-conditional. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock in the registered direct offering. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion of the Notes Offering, the granting of a 13-day option to purchase additional Notes, the expected use of the net proceeds from the Notes Offering, and the concurrent registered direct offering of AST SpaceMobile’s Class A common stock and separate repurchase of a portion of its Existing Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “anticipates,” “expects,” “intends,” “may,” “will,” “potential,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the Notes Offering, the registered direct offering and the existing convertible notes repurchase, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon the exercise of the initial purchasers’ option to purchase additional Notes, the anticipated use of the net proceeds from the Notes Offering, which could change as a result of market conditions or for other reasons, whether AST SpaceMobile will consummate the registered direct offering or repurchase of Existing Notes, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com